UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2009

Sepracor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19410	22-2536587
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On January 28, 2009, Sepracor Inc. (the “Company”) announced its financial results for the quarter and year ended December 31, 2008 and a corporate restructuring and workforce reduction plan, which is discussed in more detail under Item 2.05 below.  The full text of the press releases issued in connection with these announcements are attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), the Company is providing additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”).  The use of, and emphasis on, non-GAAP financial metrics are discouraged by governing regulatory agencies and companies are required to explain why non-GAAP financial metrics are relevant to management and investors.  The Company believes that the inclusion of these non-GAAP financial measures in the press release helps investors to gain a meaningful understanding of its past performance and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.  Specifically with respect to the exclusion of amortization of intangible assets from GAAP net income, purchased intangible assets relate primarily to core and developed technology of acquired businesses.  The Company considers these charges non-cash in nature and unrelated to its core operating performance, and use of this non-GAAP measure allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.  The Company’s management uses all of these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods.  These measures are also used by management in its financial and operational decision-making.  There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging.  By providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies while also gaining a better understanding of its operating performance as evaluated by management.

The Company expects to continue to incur for the foreseeable future significant expenses similar to the non-GAAP adjustment for amortization of intangible assets described in the attached reconciliation of GAAP to non-GAAP measures, as well as imputed interest expense related to discounted future payments under license agreements which are also excluded from GAAP net income as described above.  In addition, the Company’s 2009 EPS guidance is adjusted to exclude interest expense associated with its 0% convertible subordinated notes due 2024 (the “2024 Notes”), as required under FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).  We also expect to continue to incur this interest expense for the foreseeable future and exclude it from GAAP net income as described above.  The exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Some of the material limitations in relying on this non-GAAP financial measure are that while amortization of intangible assets does not directly affect the Company’s current cash position, such expenses represent the declining value of technology and other intangible assets the Company has acquired over their respective expected economic lives. The expense associated with this decline in value is excluded from non-GAAP financial measures, and therefore the non-GAAP financial measures do not reflect the costs of acquired intangible assets.  In addition, while the interest expense on the Company’s 2024 Notes and imputed interest expense that are excluded relate to non-cash interest charges and do not directly affect the Company’s current cash position, such amounts will eventually be paid by the Company under the 2024 Notes and relevant license agreements, as the case may be, and are a necessary element of the Company’s costs and ability to generate profits. Therefore any measure that excludes imputed interest expense and interest expense on the Company’s 2024 Notes have material limitations.  The Company compensates for these limitations by using the non-GAAP measures that exclude associated amortization of intangible assets, imputed interest expense from discounted future payments under license agreements and interest expense on the Company’s 2024 Notes as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of our profitability and operating results.

Item 2.05  Costs Associated with Exit or Disposal Activities.

On January 28, 2009, the Company’s Board of Directors approved, and the Company announced, a corporate restructuring and workforce reduction plan pursuant to which it intends to reduce its workforce by approximately 20% or approximately 530 positions: approximately 180 are corporate positions and approximately 350 are field-based positions. In addition, there will be the elimination of 411 contract sales organization sales representative positions. In total, the Company’s sales positions will be reduced to 1,325.

 These reductions, together with other anticipated cost-saving initiatives across the organization, have resulted in the Company projecting a reduction in operating expenses of approximately $190 million in 2009, which is in addition to $20 million of expense reductions realized during the fourth quarter of 2008.  The decision to reduce the Company’s workforce was based on the Company’s recently completed evaluation of its sales force structure, sizing and allocation as well an evaluation of its corporate workforce. The Company is taking these actions in order to reduce costs, streamline operations, and improve its cost structure in the current and projected healthcare environment.  The Company expects to substantially complete the workforce reduction by the end of the second quarter in 2009.

As a result of the reduction in workforce, the Company expects to record one-time restructuring charges of between $20.0 million and $23.0 million in the first quarter of 2009. The Company currently expects these charges to consist of approximately $19.0 million to $22.0 million relating to employee termination benefits and approximately $1.0 million relating to other charges, including office equipment and automobile lease termination fees.  The employee termination benefits consist of severance payments based on the affected employee’s position, continued healthcare benefits during the affected employee’s severance benefit period and outplacement assistance. Payment of these termination benefits is contingent on the affected employee entering into a separation agreement with the Company containing a general release of claims against the Company.  The Company’s estimated restructuring charge is based on a number of assumptions.  Actual results may differ materially and additional charges not currently expected may be incurred in connection with, or as a result of, the reductions.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements with respect to Company’s corporate restructuring and workforce reduction plan, including the planned reduction of approximately 180 corporate positions and approximately 350 field-based positions and the elimination of 411 contract sales organization sales representative positions; the Company’s sales positions being reduced to 1,325; the Company being able to reduce costs, streamline operations, and improve its cost structure in the current and projected healthcare environment; the restructuring plan resulting in a projected reduction in operating expenses of approximately $190 million in 2009; the Company’s expectation to substantially complete the workforce reduction by the end of the second quarter in 2009; the Company’s anticipated cost-savings initiatives across the organization; the restructuring charges the Company expects to record; and the restructuring charges being recorded in the first quarter of 2009.  Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the Company’s ability to successfully implement its corporate restructuring and workforce reduction plan and reduce expenses; the impact of the workforce reduction on the Company’s business, including a potential adverse impact on revenues and the Company’s corporate development and licensing activities; unanticipated charges not currently contemplated that may occur as a result of the reduction in workforce and other anticipated cost-saving initiatives across the organization; the ability of the Company to attract and retain qualified personnel; and certain other factors that may affect future operating results, which are detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the Securities and Exchange Commission and other reports filed with the SEC.

In addition, the statements in this Current Report on Form 8-K represent the Company’s expectations and beliefs as of the date of this report. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the date of this report.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished, and not filed, pursuant to Item 2.02 :

99.1                 Press Release dated January 28, 2009 regarding the Fourth Quarter and Full-Year 2008 Operating Results

99.2                 Press Release dated January 28, 2009 regarding the Company’s Corporate Restructuring and Workforce Reduction Plan and 2009 Financial Guidance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: January 28, 2009	By:	/s/ Andrew I. Koven
Name: Andrew I. Koven
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated January 28, 2009 regarding the Fourth Quarter and Full-Year 2008 Operating Results

99.2	Press Release dated January 28, 2009 regarding the Company’s Corporate Restructuring and Workforce Reduction Plan and 2009 Financial Guidance